1 • Represents Publishing Segment • All figures shown are unaudited $20,000 $70,000 $120,000 $170,000 $220,000 $270,000 $320,000 $370,000 Jul Aug Sep Oct Nov Dec Revenue The table below shows our Digital Publishing revenue increase from approximately $70 in July 2016 to approximately $380 in December 2016.

2 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 Jul Aug Sep Oct Nov Dec Pageviews (in 000's) • Represents Publishing Segment • All figures shown are unaudited The table below shows the increase in our Digital Publishing pageviews from just under 20,000,000 in July 2016 to approximately 80,000,000 in December 2016.